As filed with the Securities and Exchange Commission on January 25, 2007

Registration No. 333-45359

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

RECKSON ASSOCIATES REALTY CORP.

(Exact name of Registrant as specified in its governing instruments)

c/o SL Green Realty Corp. 420 Lexington Avenue New York, New York 10170
Maryland	(212) 594-2700	11-3233650
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

Marc Holliday
Chief Executive Officer and President
c/o SL Green Realty Corp.
420 Lexington Avenue
New York, New York 10170
(212) 594-2700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copy to:
Larry P. Medvinsky, Esq.
Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-45359), as amended, (the “Registration Statement”) of Reckson Associates Realty Corp. (“Reckson”).

On January 25, 2007 (the “Effective Date”), pursuant to the terms of an Agreement and Plan of Merger, by and among Reckson, Reckson Operating Partnership, L.P., SL Green Realty Corp., Wyoming Acquisition Corp. (“Wyoming”), Wyoming Acquisition GP LLC and Wyoming Acquisition Partnership LP, dated as of August 3, 2006, Reckson merged with and into Wyoming, with Wyoming becoming the surviving corporation (the “Merger”).  On the Effective Date, Wyoming changed its name to Reckson Associates Realty Corp.

In connection with the Merger, all of the securities registered pursuant to this Registration Statement that remain unissued are hereby removed from registration.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 25, 2007.

RECKSON ASSOCIATES REALTY CORP. (formerly known as Wyoming Acquisition Corp.) (as successor by merger to Reckson Associates Realty Corp.)

By:	/s/ Andrew S. Levine
Andrew S. Levine Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marc Holliday
Marc Holliday	President	January 25, 2007

/s/ Gregory F. Hughes
Gregory F. Hughes	Treasurer	January 25, 2007

/s/ Andrew S. Levine
Andrew S. Levine	Secretary and Director	January 25, 2007